UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
July 25, 2008 (July 24, 2008)

SkyTerra Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-13865	23-2368845
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10802 Parkridge Boulevard
Reston, VA 20191
(Address of principal executive offices, including zip code)

(703) 390-1899
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01. Entry Into a Material Definitive Agreement.

On July 24, 2008, SkyTerra Communications, Inc.("SkyTerra " or the "Company"), Mobile Satellite Ventures L.P. ("MSV LP") and Mobile Satellite Ventures Subsidiary LLC ("MSV LLC") entered into a Master Contribution and Support Agreement (the "Master Agreement") with Harbinger Capital Partners Master Fund I, Ltd., Harbinger Capital Partners Special Situations Fund, L.P., Harbinger Capital Partners Fund I, L.P., and Harbinger Co-Investment Fund, L.P. (collectively, "Harbinger") with respect to the possible combination of SkyTerra and Inmarsat plc ("Inmarsat"), a UK public listed company and a leading provider of global mobile satellite communications services.  Harbinger owns approximately 28.8% of the issued and outstanding ordinary shares of Inmarsat, and approximately 48.4% of the issued and outstanding voting stock of SkyTerra.  If the proposed business combination of SkyTerra and Inmarsat is completed, it is expected that Harbinger would own in excess of 85% of the outstanding voting stock of the combined entity.  Inmarsat is not a party to the Master Agreement.

A business combination between SkyTerra and Inmarsat would require regulatory approvals from the U.S. Federal Communications Commission, other telecommunications approvals and antitrust clearances.  There is no certainty that such approvals will be obtained in a timely manner or on terms satisfactory to SkyTerra and Harbinger, and accordingly, SkyTerra and Harbinger have not determined the terms or structure of a potential business combination between SkyTerra and Inmarsat.  There can be no assurance that a business combination between Inmarsat and SkyTerra will be commenced or completed.

The Master Contribution and Support Agreement

Pursuant to the terms of the Master Agreement, the proposed business combination would be structured as an offer by SkyTerra to acquire all issued and to be issued shares of Inmarsat not owned by Harbinger (the "Offer"), on terms to be determined by Harbinger following the receipt of required regulatory approvals.  Although the Master Agreement contemplates that the business combination would be accomplished by means of an Offer, Harbinger may elect to complete the business combination by means of a scheme of arrangement under English law.  Harbinger is not obligated to proceed with the Offer or the other transactions contemplated by the Master Agreement, and may terminate the Master Agreement at any time prior to the date an Offer is commenced.

The Master Agreement provides that if Harbinger determines to proceed with the Offer following the receipt of required regulatory approvals, Harbinger will arrange for committed equity and debt financing to fund the Offer.  SkyTerra has agreed to use its reasonable best efforts to assist Harbinger in raising debt financing required to complete the Offer.  To provide equity financing for the Offer, Harbinger may purchase newly issued shares of SkyTerra voting common stock pursuant to a stock purchase agreement between SkyTerra and Harbinger Co-Investment Fund, L.P. dated July 24, 2008 (the "Stock Purchase Agreement") for up to $2.4 billion in cash or such greater amount as Harbinger may determine.  The material terms of the Stock Purchase Agreement are described below under the heading "Stock Purchase Agreement".  In addition, under the Master Agreement, SkyTerra shareholders other than Harbinger are entitled to participate in the equity financing for the Offer through a rights offering of voting common stock up to $100 million.

Pursuant to the terms of the Master Agreement, upon completion of the Offer, Harbinger will contribute to SkyTerra 132 million ordinary shares in Inmarsat and $37.6 million in aggregate principal value of 1.75% convertible bonds due 2017 issued by Inmarsat, in each case owned by Harbinger and its affiliates.  Harbinger will also contribute or cause the contribution to SkyTerra of all of the interests that Harbinger or other owners have relating to an option to acquire equity interests in TVCC Holding Company, LLC ("TVCC"), which leases 5MHz of spectrum from 1670-1675 MHz.  In exchange for these contributions (the "Contributions"), SkyTerra will issue to Harbinger and/or such other owners new shares of voting common stock.  The number of shares of SkyTerra voting common stock to be issued to Harbinger in connection with the Contributions will be based on a $10.00 per share value for SkyTerra, subject to adjustment based on the price paid for Inmarsat shares in the Offer.  If the Offer price per Inmarsat share is greater or less than 535.3p, then the share price for the newly issued shares of SkyTerra will increase or decrease proportionately (the "Adjustment Ratchet").  The closing of the Contributions is conditioned on the successful completion of the Offer.

The value of the Inmarsat ordinary shares contributed to SkyTerra will be 535.3p per share, subject to an adjustment based on the Adjustment Ratchet, and converted to US dollars using the exchange rate in effect three business days prior to the Contributions.  The value of the Inmarsat convertible bonds contributed to SkyTerra will be determined by reference to the price offered by SkyTerra for each Inmarsat convertible bond not held by Harbinger in connection with the Offer, as required by the UK Takeover Code.  The TVCC interests to be contributed to SkyTerra will be valued at $239.9 million.

The 535.3p per share and $10.00 per share prices are reference prices for the purposes of the Master Agreement and the arrangements between Harbinger and SkyTerra.  535.3p per share does not constitute a term of or reference price for the Offer.  No offer pricing discussion has taken place with the board of Inmarsat and no determination has been made by SkyTerra or Harbinger as to the appropriate Offer price.

The Offer and Contributions require a number of regulatory approvals, including approval from the U.S. Federal Communications Commission, other telecommunications approvals and antitrust clearances.  Without the prior approval of SkyTerra, Harbinger may not request that SkyTerra commence the Offer until all material regulatory approvals are received.  SkyTerra has also agreed in the Master Agreement to seek shareholder approval of amendments to its certificate of incorporation which would increase the authorized shares of voting common stock and non-voting common stock, so that SkyTerra has sufficient shares available to complete the transactions contemplated by the Master Agreement and the Stock Purchase Agreement, and to issue the Warrants (described below) in connection with the $500.0 million aggregate principal amount of Notes (described below) that Harbinger has committed to purchase from MSV LP and MSV Finance Co.

The SkyTerra Board of Directors will have the opportunity to review and consider the proposed terms of an Offer once such terms have been determined by Harbinger.  Under the terms of the Master Agreement, if the SkyTerra Board, after receiving advice from its outside legal counsel and independent financial advisor, determines that the Offer is not fair to the shareholders of SkyTerra other than Harbinger, SkyTerra may decline to proceed with the Offer.  If SkyTerra declines to proceed with the Offer, SkyTerra will be required to reimburse

Harbinger's expenses incurred in connection with the transaction up to $40.0 million and will be required to commence a rights offering, pursuant to which shareholders of SkyTerra will have the right to subscribe for 250 million shares of voting common stock at a subscription price of $4.00 per share (the "No Deal Rights Offering").  The No Deal Rights Offering will be open to Harbinger with respect to the right to purchase 50 million shares of voting stock, and to all holders of SkyTerra common stock, warrants and options (including shares and warrants owned by Harbinger) with respect to the right to purchase 200 million shares of voting stock, with such rights allocated pro rata based on the number of shares of common stock, warrants and options held by such holders as of the date Harbinger notifies the SkyTerra Board of proposed definitive Offer terms for Inmarsat.

The Master Agreement also provides that if the Offer is commenced but is ultimately unsuccessful and Harbinger has no separate right to receive any reimbursement payments from SkyTerra, SkyTerra will be required to reimburse Harbinger’s fees and expenses up to $20.0 million.  If the Offer is successful, SkyTerra will reimburse Harbinger's fees and expenses up to $40.0 million.  Three days after the successful conclusion of the Offer, SkyTerra will pay a sponsor fee of $26.41 million to Harbinger through the issuance of 2.641 million new shares of voting common stock.

The foregoing description of the Master Agreement is qualified in its entirety by reference to the full text of the Master Agreement, which is attached as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Stock Purchase Agreement

Concurrently with the execution of the Master Agreement, the Company and Harbinger Co-Investment Fund, L.P. entered into the Stock Purchase Agreement, which sets forth the terms of Harbinger's equity financing of the Offer.  Pursuant to the Stock Purchase Agreement, Harbinger will be entitled to purchase new shares of the Company's voting common stock for up to $2.4 billion in cash, or such greater amount as Harbinger may determine, and the proceeds will be used by the Company to pay a portion of the cash purchase price in the Offer for Inmarsat.  Harbinger may only complete the purchase of the shares pursuant to the Stock Purchase Agreement if the definitive Offer for Inmarsat is successful.  The purchase price for such newly issued shares will be $10.00 per share, subject to the Adjustment Ratchet.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is attached as Exhibit 10.2 to this Form 8-K and incorporated herein by reference.

Securities Purchase Agreement; Indenture

Harbinger has also agreed to provide $500.0 million of debt financing to fund SkyTerra's business plan through the third quarter of 2010.  Concurrently with the execution of the Master Agreement, SkyTerra, MSV LP, and Mobile Satellite Ventures Finance Co. ("MSV Finance Co.") entered into a Securities Purchase Agreement dated July 24, 2008 ("Securities Purchase Agreement") and related indenture (the "Indenture") with affiliates of Harbinger, pursuant to which MSV LP and MSV Finance Co. (the "Issuers") will issue to Harbinger up to $500.0 million aggregate principal amount of 16.0% Senior Unsecured Notes due 2013 (the "Notes") in four tranches of $150.0 million, $175.0 million, $75.0 million and $100.0 million on January 6, 2009, April 1, 2009, July 1, 2009, and January 4, 2010, respectively. The Notes will bear interest at a rate of 16.0% per annum, payable in cash or in-kind, at Issuers' option until January 1, 2011, and thereafter payable in cash. The Notes will mature on July 1, 2013. The Notes will have the benefit of subsidiary guarantees and covenants similar to those contained in the Issuers' existing high yield indentures. The Indenture governing the Notes will have representations, warranties and covenants similar to those contained in the Issuers' existing high yield indentures, with such modifications as appropriate to reflect the financial terms of the Notes.  In conjunction with the issuance of Notes pursuant to the Securities Purchase Agreement, SkyTerra will issue to Harbinger warrants to purchase up to 25 million shares of either voting common stock or non-voting common stock of SkyTerra at an exercise price of $0.01 per share (the "Warrants").  The interest rate on the Notes is subject to increase to up to 17.0% per annum if SkyTerra is unable to amend its charter to provide for a sufficient number of shares of non-voting common stock issuable upon exercise of the Warrants.  Harbinger's obligation to purchase the Notes is not conditioned upon the Offer being made or consummated.

If SkyTerra declines to make an Offer for Inmarsat pursuant to the Master Agreement, or if SkyTerra breaches the Master Agreement, and in either case, SkyTerra receives proceeds from the No Deal Rights Offering, then MSV LP is required to offer to purchase all of the Notes at a price equal to 100% of the outstanding principal amount of the Notes, plus all accrued unpaid interest with the net proceeds No Deal Rights Offering.  The Securities Purchase Agreement also provides that prior to March 1, 2012 (or such time that Harbinger and its affiliates no longer own at least 5% of the outstanding shares of common stock of SkyTerra), Harbinger will have the right of first offer relating to the purchase of any equity-related securities to be sold by SkyTerra in any private placement.  Until January 5, 2009, SkyTerra and the Issuers have the right to initiate, solicit and encourage alternate financing proposals to the funding provided for in the Securities Purchase Agreement, subject to certain conditions.  If SkyTerra accepts an alternate financing proposal, SkyTerra is obligated to issue a 10% convertible note to Harbinger in an aggregate principal amount equal to 1.5% of the amount received by SkyTerra in such alternative financing.  The convertible note would have a conversion price of $10.00 per share and mature seven years from the date of issuance.

The Issuers may redeem some or all of the Notes anytime on or after January 1, 2011 at a redemption price starting at 108.00% of the accreted value of the Notes and declining to par after January 1, 2013. In addition, at any time before January 1, 2011, the Issuers may redeem up to 35% of the aggregate principal amount at maturity of the Notes with the net proceeds of certain equity offerings at a redemption price equal to 116% of the accreted value of the Notes plus interest, if any, if at least 65% of the originally issued aggregate principal amount of the Notes remain outstanding. At any time before January 1, 2011, the Issuers may redeem all or a portion of the Notes on one or more occasions at a price equal to 100% of the outstanding principal amount of the Notes redeemed, plus all accrued unpaid interest thereon through the date of redemption, plus a "make-whole" premium. Upon the occurrence of certain change of control events, the Issuers must offer to repurchase all of the Notes at a price of 101% of the accreted value, plus all accrued unpaid interest on the Notes purchased to (but excluding) the date of purchase.

The terms of the Notes will require the Issuers to comply with certain covenants that restrict some of the Issuers' corporate activities, including the Issuers' ability to incur additional debt, pay dividends, create liens, make investments, sell assets, make capital expenditures, repurchase equity or subordinated debt, and engage in specified transactions with affiliates. Noncompliance with any of the covenants without cure or waiver would constitute an event of default under the Notes. An event of default resulting from a breach of a covenant may result, at the option of the Note holders, in an acceleration of the principal and interest outstanding. The Notes also contain other customary events of default (subject to specified grace periods), including defaults based on events of bankruptcy and insolvency, and nonpayment of principal, interest or fees when due.

The Notes will be issued in a private transaction in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933 (the “Securities Act”). Accordingly, the Notes may not be offered or sold in the United States without registration or an applicable exemption of registration requirements. The Company has not agreed to file a registration statement with the SEC relating to the resale of the Notes issuable to Harbinger and has no intention of doing so.

The foregoing description of the Securities Purchase Agreement and the Indenture is qualified in its entirety by reference to the full text of the Securities Purchase Agreement and the form of Indenture, respectively, which are attached as Exhibit 10.3 and Exhibit 10.4, respectively, to this Form 8-K and incorporated herein by reference.

Warrants

In conjunction with the Notes issuance, pursuant to the Securities Purchase Agreement, SkyTerra will issue to Harbinger Warrants to purchase up to an aggregate of 25 million shares of common stock of the Company, subject to anti-dilution protection, upon the first two issuances of Notes (warrants for 7.5 million  shares of common stock on January 6, 2009 and 17.5 million shares of common stock on April 1, 2009) at an exercise price of $0.01 per share of common stock.  The aggregate purchase price for the Notes and the Warrants, which are freely transferable, is $500.0 million payable at the various closings.  The Warrants are exercisable for five years from the date of their first issuance.

The Warrants will be issued in a private transaction in reliance upon the exemption from registration contained in Section 4(2) of the Securities Act. Accordingly, the Warrants may not be offered or sold in the United States without registration or an applicable exemption of registration requirements. The shares of common stock underlying the Warrants may be registered for resale on a registration statement to be filed by the Company.

The foregoing description of the Warrants is qualified in its entirety by reference to the full text of the Warrants, the forms of which are attached as Exhibit 10.5 to this Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In addition, the Company granted Harbinger certain registration rights pursuant to a Registration Rights Agreement dated July 24, 2008 (the "Registration Rights Agreement") with respect to all shares of voting common stock and non-voting common stock of SkyTerra owned by Harbinger and its affiliates as of the date of the Master Agreement, and all shares issuable pursuant to the Master Agreement, the Securities Purchase Agreement and the Stock Purchase Agreement.  Holders of a majority of the outstanding of shares of common stock issuable to Harbinger upon exercise of the Warrants will be entitled to request an aggregate of ten underwritten offerings whereby such securities are sold to one or more underwriters for resale to the public. The Company will not be obligated to effectuate more than one underwritten offering in any six month period. The Registration Rights Agreement supersedes a similar agreement entered into among the parties in January 2008 and an agreement of the Company pursuant to which Harbinger holds registration rights dated January 2006.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 10.6 to this Form 8-K and incorporated herein by reference.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Notes in Item 1.01 is incorporated by reference into this Item 2.03.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

The description of the Warrants in Item 1.01 is incorporated by reference into this Item 3.02.

Section 8 - Other Events

Item 8.01 Other Events.

On July 25, 2008, the Company issued a press release announcing the transactions described in this Form 8-K. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Number	Description
10.1	Master Contribution and Support Agreement
10.2	Stock Purchase Agreement
10.3	Securities Purchase Agreement
10.4	Form of Indenture
10.5	Form of Warrants

10.6	Registration Rights Agreement
99.1	Press Release of SkyTerra Communications, Inc. dated July 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 25, 2008	By:	/s/ RANDY SEGAL
	Name:	Randy Segal
	Title:	General Counsel

EXHIBIT INDEX

Number	Description
10.1	Master Contribution and Support Agreement
10.2	Stock Purchase Agreement
10.3	Securities Purchase Agreement
10.4	Form of Indenture
10.5	Form of Warrants
10.6	Registration Rights Agreement
99.1	Press Release of SkyTerra Communications, Inc. dated July 25, 2008.